Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Envoy Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity, Other Debt, Other Unallocated (Universal Shelf)	Class A Common Stock, par value $0.0001 per share, Preferred Stock, par value $0.0001 per share, Warrants, Debt Securities, Units	457(o)			$75,000,000	$0.00015310	$11,483
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$75,000,000	$0.00015310	$11,483
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$11,483

(1)	The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act of 1933, as amended, the number of securities of each class of securities registered hereunder is not specified. The registrant is registering hereunder an indeterminate number of shares of Class A Common Stock, shares of preferred stock, warrants to purchase shares of Class A Common Stock, warrants to purchase any of the other securities offered hereby, debt securities, and units comprised of any of the securities offered hereby of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $75,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of Class A Common Stock as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of share splits, share capitalizations, or similar transactions.